EXHIBT 99.1

CONTACT:

Steve Handy, Senior Vice President and Chief Financial Officer

(949) 975-1550

steve.handy@smawins.com

EVC Group, Inc.

Douglas Sherk/Jenifer Kirtland

(415) 896-6820

dsherk@evcgroup.com

SM&A Signs Definitive Agreement to Acquire Project Planning Inc.

 Program Planning Management Leader to Boost SM&A’s Growing Program Services Business Acquisition Expected to be Accretive to 2007 EPS

Newport Beach, CA, & Andover, MA, February 9, 2007—SM&A, Inc. (NASDAQ: WINS), the world’s leading provider of services which helps its clients win competitive procurements and perform on complex programs and projects which they win, announced today that it has acquired privately held Project Planning Inc. (PPI).  Based in Andover, Massachusetts, PPI is a leading provider of consulting, education, implementation and support services for enterprise project management solutions.

“PPI is ‘best of breed’ in program planning services and we are very pleased the company will join the SM&A organization,” said Cathy McCarthy, president and COO of SM&A.  “SM&A’s strategy is to provide end-to-end support for our clients from helping them win programs through execution.  PPI’s expertise in cost and scheduling management was an area that we had identified as being of strong interest to our clients.  The acquisition of PPI will enhance the service that SM&A provides to our clients and provides us with another avenue for growth.”

Under the terms of the definitive agreement with PPI, SM&A will acquire all of the stock of PPI in a cash and common shares transaction.  During 2006, PPI generated approximately $7.5 million in revenue and the transaction is expected to increase SM&A’s 2007 earnings per share by approximately $0.06.  The Board of Directors for SM&A has unanimously approved the terms of the transaction which is expected to close today.

“We believe this acquisition will be accretive to our full year results and also provides an opportunity for further leverage over the next two to three years,” said Steve Handy, Senior Vice President and CFO of SM&A.  “With the strong similarities in our products and services, we expect to be able to smoothly integrate PPI’s business with ours, enabling our combined program services segment to continue its growth.”

“The acquisition continues our focus on adding capabilities to provide end-to-end customer solutions,” said Kevin Reiners, Senior Vice President of Program Services.  “During 2006, we introduced three new services, including Integrated Staffing, AwardFee™, and Milestone

Success.  PPI will further expand our Program Services business, which has shown steady revenue growth during 2006.”

Founded in 1992 and based in Andover, Massachusetts, PPI has a team of more than 40 billable professionals.  With more than fourteen years of combined experience, PPI’s associates, consultants and senior consultants serve a diverse group of clients in the aerospace & defense and non-A&D sectors.

“We are excited to join forces with SM&A, a winning team that shares our commitment to client service and project solutions,” said Rick Bowe, president and founder of Project Planning Inc.  “The management team has been very committed to our employees during this process, and we are eager to embark on new challenges, expand on the services we offer our customers, and impact SM&A’s growing business.”

Safe Harbor Statement

The statements in this news release that refer to future actions, strategies, future performance, and future financial results associated with the acquisition of PPI are forward-looking statements that involve a number of risks and uncertainties. Any one or number of factors could cause actual results to differ materially from expectations, and could include: the ability to integrate PPI operations in SM&A on a timely basis, retention of key PPI employees, retention of PPI customers, shift in demand for SM&A’s Competition Management and Performance Assurance services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K for the year ended December 31, 2005. Actual results may differ materially from those expressed or implied. The company expressly does not undertake a duty to update forward-looking statements.

About SM&A

SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.